FOR IMMEDIATE RELEASE	Contact: Greg Steffens, President
February 4, 2009	(573) 778-1800

SOUTHERN MISSOURI BANCORP DECLARES QUARTERLY DIVIDEND OF $.12 PER SHARE,

Poplar Bluff, Missouri - Southern Missouri Bancorp, Inc. (“Company”) (NASDAQ: SMBC), the parent corporation of Southern Missouri Bank and Trust Co. (“Bank”), is pleased to announce that the Board of Directors, on January 20, 2009, declared a cash dividend of $.12 per share, its 59th consecutive quarterly dividend since the inception of the Company.  This dividend will be paid on February 27, 2009, to shareholders of record at the close of business on February 13, 2008.  The Board of Directors and management believe the payment of a quarterly cash dividend enhances shareholder value and demonstrates our commitment to and confidence in our future prospects.